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                                                                  Exhibit 10.5


                          LICENSED DEPARTMENT AGREEMENT

     AGREEMENT made as of this 1st day of February, 1995 between J. C. PENNEY COMPANY, INC., a Delaware corporation having its principal place of business at 6501 Legacy Drive, Plano, Texas, 75024-3698 (hereinafter "Penney"), and U.S. Vision, Inc. a Pennsylvania corporation having its principal place of business at 2760 Irving Boulevard, Dallas, Texas 75207 (hereinafter "Operator").

                               W I T N E S S E T H

     That the parties hereto, in consideration of the mutual covenants contained herein, do hereby agree as follows:

     1. Definitions. Certain terms, as used in this Agreement, shall have the meanings set forth below:

     a. the term "Store(s)" shall mean the Penney department stores specified in the attached Schedule A;

     b. the term "Licensed Department" shall mean a licensed department operated by Operator as a department in a Store;

     c. the term "Merchandise" shall mean the goods and services sold by Operator in the Licensed Department which shall be limited to those goods and services set forth in the attached Schedule A;

     d. the term "Selling Space" shall mean a space agreed upon by the parties in each Store where a Licensed Department is located or the parties have agreed to locate a Licensed Department (including any space in which the Licensed Department may hereafter be relocated as provided in this Agreement) as set forth in the attached Schedule A;

     e. the term "Affiliate" shall mean any person, firm or corporation which, directly or indirectly, controls, or is controlled by, or is under common control with, the Operator;

     f. the term "Gross Sales" shall mean the total aggregate amount of cash and credit sales (including sales, use and excise taxes, service charges and both collected and uncollected amounts of credit sales, but excluding credit service charges) of a Licensed Department. Cash sales shall be deemed to include all sales other than credit sales. Gross Sales shall not

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     include doctors' fees received in cash by doctors within a Licensed
     Department;)

     g. the term "Net Sales" shall mean the Gross Sales during the period for which Net Sales is being determined after deducting the following items:
     (a) sales, use and excise taxes applicable to such sales collected from customers and subsequently turned over to the taxing authorities, and (b) adjustments and refunds to customers of the Licensed Department during such period;

     h. the term "Aggregate Deductions" shall include the following:

           (i) adjustments and refunds to customers of the individual Licensed Department;

          (ii) costs and expenses of Penney which have been acknowledged by Penney and Operator to be allocable to, or incurred on behalf of, the Operator in the operation of the individual Licensed Department, including any costs or expenses associated with any bad checks; provided however, such costs and expenses shall not include equipment unless due to negligence or intentional misconduct;

         (iii) payments and reimbursements which Penney shall be entitled to receive from the Operator under this Agreement; and

          (iv) license fees payable to Penney pursuant to Section 6;

     i. the term "Period's Net Receipts" shall mean the amount by which Gross Sales for any accounting period shall exceed Aggregate Deductions for such period;

     j. the term "Period's Net Deficit" shall mean the amount by which the Aggregate Deductions for any accounting period shall exceed Gross Sales for such period;

     k. the term "Trademarks" shall mean the trademark and service mark "JCPENNEY" or any variations thereof, or any other trademark or service mark which the parties may hereinafter agree in writing shall be used by Operator in connection with the Licensed Departments; and

     l. the term "Insurance Sales" shall mean the sales transactions in which the customer pays for the Merchandise in whole in part by assignment of insurance proceeds.


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     2. Grant of License. Penney hereby grants to Operator, as more specifically set forth and limited herein, a revocable license to operate a Licensed Department for the sale of Merchandise in the Stores.

     3. Prior Agreements. This Agreement supersedes, cancels and terminates as of the effective date hereof, any and all prior existing Agreements between the parties or their predecessors in interest with respect to the operation of Licensed Departments in any Penney stores. Any notices or other termination requirements set forth under any such prior existing agreements are hereby waived.

     4. Independent Contractor; Compliance With Law. The Operator hereby represents, warrants and agrees that it is an independent contractor; that it has in its employ persons trained in the operation of providing optical services; that it does and will pay all contributions, taxes and other amounts required to be paid by an employer with respect to the compensation paid to its employees under the provisions of applicable state unemployment insurance, disability benefits and withholding tax laws, the Federal Insurance Contributions Act, Federal Unemployment Tax Act and Federal Internal Revenue Code, and does and will comply with all other local, state and federal laws, regulations and requirements applicable to its employees or affecting their compensation or conditions of employment or applicable to the Operator or the products and services sold by Operator in connection with the Licensed Departments, including the obtaining of all necessary permits, franchises or licenses required in connection with the operation of the Licensed Departments; and that it does and will carry Worker's Compensation and Employer's Liability Insurance.

     5. Hours of Operation: Relocation; Opening Costs. The Operator agrees to sell the Merchandise in each Licensed Department and shall be entitled to sell the Merchandise in the Selling Space. The hours of operation of any Licensed Department shall be the same as the hours of operation of the Store in which such Licensed Department is located, unless otherwise agreed to in writing by the parties. All opening and relocation costs for Licensed Departments shall be paid by Penney and Operator as follows: (i) opening costs for fixtures, furniture, merchandise, promotional materials, and equipment to be at the expense of Operator, with the balance at the expense of Penney; and (ii) relocation costs associated with relocations determined by Penney shall be at Penney's expense, unless otherwise agreed to by the parties. Penney may, upon not less than 60 days written notice to the Operator, relocate a Licensed Department to a different space in a Store, provided, however, that the operator may terminate this Agreement as to an individual Licensed Department effective as of the date specified for its relocation by giving to Penney written notice

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     of its election to terminate as to that individual Licensed Department, which notice shall be given within 14 days from Operator's receipt of Penney's notice of relocation. All opening and relocation costs for Licensed Departments shall be paid by Operator, except as specifically set forth herein or as otherwise agreed in writing by the parties.

     6. License Fee. The Operator shall pay to Penney a license fee for each Licensed Department to be determined by applying to Net Sales on a cash and credit basis, respectively, the percentages for cash Net Sales and for credit Net Sales set forth in the attached Schedule A.

     7. Payments to Operator; Deductions. All transactions and sales of the Licensed Department shall be registered through designated cash registers provided by Penney. The daily proceeds from Gross Sales from each Licensed Department shall be collected by, or immiediately turned over at the end of each day to, Penney in accordance with such procedure as set forth in the Store accounting manual and amendments thereto. Thereafter Penney shall make settlement with Operator by providing Operator with the Period's Net Receipts, if any, in accordance with the accounting procedures agreed to by the parties. The Operator shall promptly reimburse Penney for any Period's Net Deficit. Failure on the part of Penney to deduct from Gross Sales any item or items includable in Aggregate Deductions shall not be deemed to constitute a waiver by Penney of its right to receive payment therefor from the Operator, and the Operator shall continue to be liable therefor notwithstanding any termination of this Agreement as to all or any Licensed Departments. The Operator will promptly discharge all obligations and liabilities incurred by it to Penney and third parties in the operation of the Licensed Departments, and in the event that the Operator shall fail to discharge such obligations and liabilities to third parties, Penney may, in its sole discretion (and without being under obligation so to do), discharge all or any part of such obligations and liabilities (either during or after the term of this Agreement), in which event Penney shall be entitled to prompt reimbursement from the Operator for all amounts paid, and other expenses incurred, by Penney in discharging such obligations and liabilities.

     8. Trademarks; Advertising. Subject to the terms and conditions herein, Penney grants to Operator a non-exclusive right to use the Trademarks in connection with the Merchandise during the term of this Agreement. Operator shall not have the right, title or interest in the Trademarks, except only the right to use the Trademarks in connection with the conduct of the Licensed Departments as set forth herein. Nothing contained in this Agreement shall be construed to grant or assign to Operator any additional right, title or interest in the Trademarks. Upon termination of this Agreement, Operator shall forthwith

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     cease any and all use of the Trademarks and shall arrange for the destruction or eradication of the Trademarks on Merchandise, signs, stationary or any other materials of Operator.

        The Operator shall advertise the Licensed Departments only under the Penney name, or such other name as Penney and Operator may agree upon in writing, and with Penney's prior approval and in accordance with reasonable Penney advertising practices and procedures. Operator shall expend for advertising and promotion of sales by Operator in the Licensed Department (including reimbursement to Penney for advertising costs is hereinafter provided) during such fiscal year of Penney not less than five (5) percent of Net Sales of the Licensed Departments. Penney may, with the prior consent of the Operator, create and place advertising and may include the cost thereof in Aggregate Deductions. Such advertising deductions shall be allocated to the Operator, and shall include (a) the Operator's proportionate share of general titles, white space and other general space, and (b) Penney's production costs in connection with preparing such advertising. Penney shall provide Operator with advertising tear sheets and invoices for advertising created and placed by Penney in accordance with the foregoing.

     9. Facilities. The license fee for each Licensed Department payable by the Operator to Penney hereunder shall include, in addition to the right to use the Selling Space, only the following items: electrical current and outlets (for normal store lighting and equipment approved by Penney only), normal store heating, ventilation and air conditioning, in Store telephone, access to rest rooms, normal store janitor services, use of a cash register and any additional items, if any, as are specifically set forth in Schedule A. The cash register shall be kept in good working order by and at Penny's expense, except as provided in Section 1 (h)ii). The cash register shall at all times remain the property of Penney. It is expressely understood that Penney shall not be responsible for providing the Operator with any items or services other than those specified in this Agreement. Operator shall be responsible for handling, at its sole expense, the payroll of its employees and all bookkeeping, inventory and other accounting activities relating to the operation of the Licensed Departments. Penney shall supply, or designate the standards of supply of, all services, facilities and janitorial, clerical (including all customer contracts, forms and other stationery), and wrapping materials and supplies used by the Operator in the operation of the Licensed Departments, all such services, facilities, materials and supplies to be approved by Penney. Penney store bags and receipts shall be supplied by Penney at no cost to Operator.

     10. Employees. The Operator shall furnish at its sole expense such number of competent and skilled employees as it shall deem adequate for the operation of the Licensed Departments in a manner consistent with Penney's

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     policy of providing its customers with satisfactory service. All employees of the Operator performing services within the Licensed Departments must at all times be acceptable to Penney in the sense that their conduct, behavior and appearance shall be consistent with the provision of satisfactory service, including, without limitation, such elements as promptness, efficiency, and courtesy. The compensation and other conditions of employment of the Operator's employees shall at all times be in compliance with all applicable laws. The Operator also agrees that it will pay the cost (including all employees benefits) of the services of Penney's employees utilized in the Licensed Departments. The Operator shall at all times maintain satisfactory relations with its employees, and shall reimburse Penney for any and all costs and expenses incurred by Penney (including, but without limitation, attorneys' fees) in connection with employee relations matters affecting the Operator's employees. The Operator represent and warrants that it has, prior to the execution hereof, advised Penney of all collective bargaining agreements and negotiations with any and all unions representing, or seeking to represent employees used or to be used by the Operator in the operation of the Licensed Departments, and the Operator agrees that at all times during the term hereof, Penney shall be supplied with correct and up-to-date copies of any and all collective bargaining agreements affecting such employees. Operator further agrees that it will take prompt and efficient action to correct any situation brought to its attention which could have an adverse affect on Penny's goodwill or its relations with its employees. In all negotiations and contracts with labor organizations, Operator shall act solely on its own account and shall not in any way involve Penney in such matters. Operator shall advise any labor organization with which it may deal, as well as any other third party, that Operator is sole employer of its employees.

     11. Fixtures. The Operator shall, at its own expense supply to Penney furniture, fixtures, operating equipment and appliances, to be installed by Penney in each new Licensed Department, which items so furnished by the Operator shall be owned by the Operator and, subject only to the rights of Penney hereunder, shall be free of liens, charges and encumberances, and
     (b) maintain the Selling Space and all such furniture, fixtures, operating equipment and appliances in good condition and repair and make all necessary replacements and additions. The layout of the Licensed Departments, all furniture, fixtures, operating equipment and appliances, and all contractors and labor used by the Operator to perform work with respect to the Licensed Departments, must at all times be acceptable to Penney, and no liens, charges or encumberances shall be created in connection with the performance of such work. No alterations or changes shall be made in the Selling Space without Penney's prior written consent. Upon any termination of this Agreement as to all or any Licensed

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     Departments, Operator shall, at its expense, remove fixtures, equipment and other property owned by Operator (subject to any liens held by Penney pursuant to Section 20 below) and return the Selling Space occupied by the Licensed Department(s) to its original condition, normal wear and tear excepted.

     12. Merchandising and Credit Policies. Merchandising policies of the Operator shall at all times be in accord with Penney's merchandising policies and otherwise satisfactory to Penney and inventories shall at all times be adequate as to quantity and selection. All credit sales made by the Operator shall be made strictly in accordance with Penney's general credit policies and with such special requirements and limitations as Penney from time to time may impose on credit sales made by the Operator. Subject to Section 7 above, all accounts receivable and amounts received with respect to credit sales and all credit service charges received shall be the property of Penney. Operator shall not use or permit Selling Space to be used in any manner that is likely to constitute waste, a public or private nuisance, or unlawful or objectionable activity. Further, Operator, its employees and agents shall conform in all respects to all rules and requirements of Penney, as may now or hereinafter be in effect, with respect to the conduct of the business of the Licensed Departments, including all specific requirements of the Manager of the individual Store. It shall be incumbent on the Operator to inform itself and its agents and employees of Penney's merchandising policies and Penney's rules and regulations affecting the operation of the Licensed Departments.

     13. Taxes and Fees. The Operator shall be liable for the payment, when due, of any and all taxes and license or other fees imposed, based or levied on, or allocable in accordance with Penney's accounting procedures to, the Licensed Departments or the Operator, the use and occupancy by the Operator of the Selling Space or the sales or operations of the Operator (including, but without limitation, sales, use excise, occupancy, stamp, income, and personal and real estate property taxes), provided, however, that state and local retail sales taxes assessed upon Licensed Department sales shall be collected by Penney and remitted directly to the appropriate taxing authorities. The Operator shall reimburse Penney for any and all taxes and license fees paid by Penney for the account of the Operator.

     14. Warranty; Disputes With Customers; Employee Discounts. All Merchandise sold by the Operator is warranted to be in good condition and/or quality, in compliance with all applicable laws and regulations, and as represented by Operator. Further, Operator warrants that the Merchandise and the operation of the Licensed Department will not infringe upon any third party's personal, contractual or proprietary rights, including any patents, trademarks, copyrights, trade secrets or rights of privacy or publicity.

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     Penney reserves the right to make final determination of disputes with customers, and the Operator shall be bound by Penney's determination. All adjustments and refunds to customers of the Licensed Departments, and payments (or other adjustments) of customer claims under warranties shall be charged to the Operator, including such adjustments, refunds and payments made by Penney (whether or not approved by the Operator). Termination of this Agreement as to all or any Licensed Departments shall in no way affect the Operator's continuing liability to customers of the Licensed Departments under express or implied warranties with respect to Merchandise; and, in connection with any termination of this Agreement as to all or any Licensed Departments, Penney shall be entitled to require that the Operator reserve against such liability by setting up, in a manner satisfactory to Penney, a trust account to provide for the discharge of anticipated future claims under such warranties. Penney employees shall be entitled to the same percentage discounts with respect to purchases of Merchandise from the Licensed Departments as they receive from Penney. Similarly, all persons employed by the Operator in the Licensed
     Departments and doctors located within a Store shall be entitled, in connection with purchases from Penney in the Stores, to the same percentage discount extended to Penney employees, subject to such rules and regulations as shall be applicable to Penney employees.

     15. Relationship Between Parties; Confidentiality. The relationship between the parties hereto is entirely contractual, and this Agreement and the relationship of the parties hereunder shall not be deemed to create a franchise or a lease or any other interest in real property. The Licensed Departments shall be operated by the Operator for its own account and at its own risk. Penney shall have no responsibility in respect of any contract or commitment of the Operator. All contracts and agreements, whether written or oral, shall be entered into by the Operator in the name, and solely for the account, of the Operator, and, unless otherwise agreed to in writing by the parties, the Operator shall not hold itself out as an agent or employee of Penney; provided, however, that notwithstanding the fact that all transactions with customers relating to sales of Merchandise (including credit sales) in the ordinary course of business of the Licensed Departments shall be for the account of the Operator, such transactions with customers shall be handled, and the Licensed Departments shall be advertised, solely in the name of Penney, unless a different name or identity shall be agreed upon in writing between Penney and Operator. All records of customers' names and other information with respect to the operation of the Licensed Departments or the Stores shall be the exclusive property of Penney and shall not at any time (either during or after the term hereof) be divulged by the Operator to any third party, or utilized by the Operator, except where such use is required as determined by Penney in the operation of the Licensed Departments in the Stores. Except in connection with

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     the operation and advertising of the Licensed Departments in the ordinary course of business of the Licensed Departments during the term hereof, the Operator shall not at any time (either during or after the term hereof) in any advertising or in any other manner refer to its relationship hereunder to Penney, except as required by law.

     16. Utilization of Selling Space; Financial Information and Requirements. The Operator shall at all times during the business hours of the Stores in which Licensed Departments are located continuously utilize the Selling Space for the sale of Merchandise in accordance with the terms hereof, and shall use its best efforts to obtain maximum Gross Sales. The Operator shall furnish to Penney such financial information required by Penney in order to assure itself of Operator's continuing financial stability. Any financial statements provided shall be prepared in accordance with generally accepted accounting principles consistently applied. Any financial statements provided by Operator to Penney shall be maintained by Penney on a confidential basis. Penney shall exercise reasonable care in assuring that no copies are made of such statements and no information contained in those statements is made available to people, except to those within the Penney organization and agents of Penney who have a need to know such information. All financial statements so furnished are hereby warranted to be true and correct, and the annual statements will, if Penney shall so request, be certified, in a form satisfactory to Penney, by an independent certified public accountant acceptable to Penney. The Operator at all times shall (a) continue in sound financial condition, and (b) maintain working capital and net worth which shall be sufficient, in the judgement of Penney, to permit it to pay its obligations as they accrue and to carry on its business in a manner satisfactory to Penney. Penney shall have the right to audit the Operator's books and records relating to the operations and assets of the Licensed Departments, and the Operator hereby agrees to keep all books and records (including all invoices, vouchers and other supporting documents) of the Licensed Departments for a period of at least three years after the date of last entry.

     17. Insurance. The Operator shall at all times, at its sole expense, maintain insurance of the kinds and in the amounts specified below and furnish Penney with certificates of insurance as evidence thereof prior to the effective date of this Agreement and yearly during the term hereof. Such insurance shall be primary and not contributory with or in excess of any coverage Penney may carry. If any work provided for or to be performed under this Agreement is subcontracted by Operator, the subcontractor(s) shall maintain and furnish satisfactory evidence of Worker's Compensation, Employer's Liability and such other forms and amounts of insurance which the Operator deems reasonably adequate. The certificates of insurance furnished by the Operator as evidence of the insurance maintained by Operator shall include clauses obligating


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     such insurers to give Penney 30 days prior written notice of the cancellation of or any material change in the insurance. The required insurance shall include:

     (a) Worker's Compensation and Employer's Liability Insurance affording (i) protection in accordance with the Worker's Compensation Laws of the States in which the Licensed Departments are located and (ii) Employer's Liability protection subject to a limit of not less than $100,000 for each Licensed Department;

     (b) Commercial General Liability Insurance for each Licensed Department in amounts not less than: $2,000,000 per occurence and $2,000,000 annual aggregate for bodily injury and property damage combined. The insurance required hereunder shall be extended to include: (1) Products Liability/Completed Operations Coverage; (2) Contractual Liability coverage for the liability assumed by the Operator under Section 19 of this Agreement; (3) Penney as an additional insured; and (4) coverage for property of others in the care, custody or control of Operator; and

     (c) Professional Liability Insurance covering the professional services provided by Operator, its employees and agents, in an amount not less than $1,000,000 per occurence. This insurance shall be extended to name Penney as an additional insured with respect to services provided under this Agreement.

     18. Penney Not Liable for Damage to Property of Operator or Business Interruption. It is understood that Penney will not maintain fire, theft, or other insurance covering the Merchandise or any other property of the Operator; and that neither Penney, its agents or employees, nor any person to whom Penney shall be responsible (including the lessors of the Stores premises), shall have any liability for loss of, damage to, or destruction of, the Merchandise or any other property of the Operator, its agents, employees or Affiliates by reason of any cause (whether or not attributable to the negligence or fault of Penney, its agents or employees). Furthermore, neither Penney, its agents or employees, nor any person to whom Penney shall be responsible (including the lessors of the Stores premises), shall have any liability to the Operator for any interruption in the use by the Operator of the Selling Space or for any failure to provide, or defect in, any materials, supplies, services or facilities furnished or required to be furnished, by Penney (whether or not such interruption, failure or defect is attributable to the negligence or fault of Penney, its agents or employees).

     19. Indemnity. The Operator shall at all times (both during and after the term hereof) indemnify and hold harmless Penney, its


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     agents and employees, against and from any and all actions, suits, liabilities, settlements, losses, damages, costs, charges, counsel fees and all other expenses, relating to or arising from any and all claims (whether founded or unfounded) of every nature or character (including, but without limitation, claims for personal injury, death, libel, slander, false arrest, detention or accusation, malicious prosecution, abuse of process, assault and battery, damage to property or invasion or infringement of any patent, trademark, copyright, right of privacy or any other tangible or intangible personal or property right), based upon or arising out of the operations of the Licensed Departments, or the sale, use or installation of the Merchandise, or any defect or alleged defect in the Merchandise or in any ingredient, product or component used in the Merchandise (or, in the event the Merchandise shall be a service, used in the performance of such service), or due to any actual or alleged negligence or dishonesty of, or to any actual or alleged act of commission or omission by, the Operator or any of its employees or agents; and in case any action, suit or proceeding shall at any time (either during or after the term hereof) be brought against Penney by reason of any such claim, the Operator, if Penney so requests, shall resist and defend such actions suit or proceeding, at the sole expense of the Operator, by reputable counsel.

     20. Effective Date; Termination.

     a. This Agreement shall become effective as of the date first above written and shall expire on the date set forth in the attached Schedule A, unless sooner terminated as provided herein.

     b. Either party may terminate this Agreement with respect to any or all individual Licensed Departments without cause upon 60 days prior written notice to the other party. Penney may terminate this Agreement as to all or any Licensed Departments forthwith by written notice to the Operator if (i) the Operator shall at any time vioate, or be in default under, any of the terms or provisions hereof and such violation or default shall not have been remedied within 30 days after the date on which the Operator shall have first received notice thereof from Penney, or (ii) Penney shall in its reasonable judgment determine that any conditions resulting in an interruption in the use by the Operator of the Selling Space, howsoever caused, will continue in effect for more than 30 days, or (iii) the Operator shall permit any material judgment against it to remain unpaid (unless being contested in good faith), or any material attachment or similar lien on its property to remain undischarged, for a period of more than 30 days or (iv) any bankruptcy, reorganization, arrangement or other insolvency proceeding shall be commenced (whether with or without the Operator's consent) with respect to the Operator, or (v) a receiver, trustee or liquidator shall be appointed with respect to the Operator or its

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     properties, and not discharged within 30 days. With respect to items (iv)
     and (v) above, it is the intent of the parties that this is a contract under which applicable law excuses Penney from accepting performance from anyone other than Operator within the meaning of the United States Bankruptcy Code, 11 U.S.C. Sections 365(c) and 365(e). At Penney's option, this Agreement will terminate automatically 30 days after a transfer or sale of a majority of the stock or assets of Operator unless (i) such sale of stock is by the Operator for cash in connection with a public stock offering registered with the Securities and Exchange Commission, or (ii) Operator obtains the advance written consent of Penney for such sale of stock or assets, which consent may be withheld or granted in Penney's sole discretion.

     c. Penney may, if it shall so elect, take such actions or make such expenditures, at the Operator's sole expense, as Penney shall in its sole discretion deem necessary to prevent or cure any default of, or other failure of performance by, the Operator hereunder; provided, however, that such actions or expenditures shall not be deemed to constitute a waiver of Penney's rights hereunder, or at law or in equity, with respect to any such default or failure.

     d. In the event Penney shall for any reason whatsoever (including, but without limitation, cancellation or termination of leases of any Store, destruction of or damage to the premises of such Store, condemnation or business conditions) permanently discontinue the operation of any Store, then this Agreement as it may apply to such Store shall terminate on the date of such discontinuance; and Penney shall have no liability to the Operator in the event of any such termination.

     e. Termination of this Agreement as to all or any Licensed Departments shall not impair any rights hereunder of the parties hereto which have theretofore accrued or which are of a continuing nature. If the Operator shall be indebted to Penney upon any termination hereof, Penney shall have a lien to secure the prompt repayment of such indebtedness on any and all property of the Operator located on the premises of the Stores.

     21. Penney To Be Protected Against Failures of Performance By Operator. Penney shall be protected against the failure or inability of the Operator to perform its obligations hereunder. In the event of any termination of said Agreement as to all or any Licensed Departments or the giving notice of such termination, Penney may, notwithstanding anything to the contrary in this Agreement, retain the proceeds from Licensed Department sales then in the possession of Penney or required to be turned over to Penney, together with all such proceeds, if any, thereafter accruing to the date of termination; provided that the amount of such retained cash proceeds shall not exceed the total of the cash proceeds accruing during the 90-day period immediately prior to the date of termination. Such retained cash proceeds may be held by Penney until such time after termination of this Agreement as to all or any Licensed Departments (but not exceeding 120 days) as Penney shall be satisfied that all obligations and liabilities of the Operator have been discharged or provided for, whereupon Penney shall return to the Operator the amount due to Operator pursuant to

     Section 7 remaining after payment or providing for the payment of such obligation and liabilities. Any performance bond furnished by the Operator hereunder shall be in a form satisfactory to Penney and be issued by a surety company acceptable to Penney.

     22. Notices. Any notice to either party hereunder shall be in writing and deemed to have been received by the party upon mailing thereof by certified mail, return receipt requested, or by receipted courier to the party addressed as set forth in the attached Schedule A.

     23. Subordination To Store Leases. This Agreement shall be subordinate to the terms and conditions of the leases of the premises of the Stores, and in the event of any conflict between the provisions hereof and such leases, the provisions of such leases shall prevail.

     24. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HEREBY SUBMIT TO EXCLUSIVE JURISDICTION AND VENUE IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR THE DISTRICT COURTS OF COLLIN COUNTY, TEXAS.

     25. Severability and Validity. The various provisions of this Agreement are severable and any determination that one or more provision is invalid, illegal, or unenforceable in any respect in any jurisdiction shall not affect or impair the continuing force and effect of the remaining valid portions hereof.

     26. Entire Agreement; Modification; Waivers; and Assignment. This Agreement contains the entire understanding of the parties hereto and shall not be modified or amended except in writing duly signed by the parties hereto. No waiver by either party of any default shall be deemed a waiver of any subsequent default. This Agreement may not be assigned by either party without the prior written consent of the other.

     IN WITNESS WHEREOF, Penney and the Operator have caused this Agreement to be executed as of the day and year first above written.



                              "Penney"

                              J.C. PENNEY COMPANY, INC.



                              By /s/ Margaret E. O'Connor
                                 ----------------------------------
                                 Margaret E. O'Connor
                                 Licensed Services Program Manager


                              "Operator"

                              U.S. VISION, INC.



                              By /s/ William A. Schwartz
                                 -----------------------------------
                                 William A. Schwartz
                                 Chairman of the Board and
                                 Chief Executive Officer

              Schedule A to Licensed Department Agreement Between
                         J. C. Penney Company, Inc. and
                               U. S. Vision, Inc.


1.   Stores in which Licensed Departments are to be located: (list stores)

          All Stores in which Operator is operating a Licensed Department as of the effective date of this Agreement or in which the parties may hereinafter agree in writing to open a Licensed Department.

2.   Merchandise: (list products and/or services sold in department)

          Optical products and services, including the sale of contact lenses, prescription sunglasses, optical goods and supplies and the taking of orders for and repair of the same, and such other merchandise as may be mutually agreed upon.

3.   Decription of Selling Space:

          Approximately 600 square feet in each Store, including 200 square feet in each Store for a doctor's examination room, as agreed to between Store management and Operator.

4.   Date agreement will expire: February 1, 2000.

5.   License fee:

                                             *

6. List of items, if any, in addition to those specifically described in Seciton 9 of the Agreement, to be provided by Penney without additional charge:

          Painted partitions, normal store lighting, normal store flooring, optical sign, and heating, ventilation and air conditioning (HVAC).



* Filed under an application for confidential treatment.

7.   Addresses for notice pursuant to Section 22 of the Agreement:

     Penney:                                 Operator:

     J. C. Penney Company, Inc.              U. S. Vision, Inc.
     6501 Legacy Drive                       2760 Irving Boulevard
     Plano, Texas 75024-3698                 Dallas, Texas 75207


     Attn:  Margaret E. O'Connor             Attn:  William A. Schwartz, Jr.
            Licensed Services                       Chairman and
            Program Manager                         Chief Executive Officer



"Penney"                                     "Operator"

J. C. PENNEY COMPANY, INC.                   U. S. VISION, INC.


By /s/ Margaret E. O'Connor                   By  /s/ William A. Schwartz
   --------------------------------             -------------------------------
   Margaret E. O'Connor                          William A. Schwartz
   Licensed Services
   Program Manager                              Chairman of the Board and
                                                Chief Executive Officer

                   AMENDMENT TO LICENSED DEPARTMENT AGREEMENT

     This Amendment To Licensed Department Agreement (the "Amendment"), is entered into as of December 18, 1996, by and between J. C. Penney Company, Inc., a Delaware corporation having its principal place of business at 6501 Legacy Drive, Plano, Texas 75024-3698 (hereinafter "Penney"), and U. S. Vision, Inc., a Pennsylvania corporation, having its principal place of business at Glen Oaks Industrial Park, P. O. Box 124, Glendora, New Jersey (hereinafter "Operator").

         WHEREAS, Penney and Operator have entered into a Licensed Department Agreement dated February 1, 1995 (the "Agreement"); and

         WHEREAS, in accordance with the terms of the Agreement, the parties desire to amend the following terms and provisions of the Agreement to reflect the current agreement of the parties;

         NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Penney and Operator hereby agree:

         1. The last sentence in Paragraph 1.f. of the Agreement shall be deleted in its entirety and the following shall be substituted in its place:

         Gross Sales shall include only those doctors' fees paid by customers with an approved credit card(s) and shall exclude all doctors' fees paid in cash by customers within a Licensed Department.*

         2. Paragraph 20.a. of the Agreement shall be deleted in its entirety and the following shall be substituted in its place:

         a. This Agreement shall become effective as of February 1, 1995 and shall expire on December 31, 2003, unless sooner terminated as provided herein. This Agreement may be renewed for additional two (2) year terms by mutual agreement of the parties. If Operator desires to renew this Agreement for an additional two (2) year term, Operator shall notify Penney in writing at least one hundred eighty (180) days prior to termination of this Agreement. Penney shall have ninety (90) days from receipt of Operator's written notice to accept or reject in writing Operator's, renewal notice. If Penney does not respond to Operator's request within such ninety (90) day period, Operator's renewal request SHALL BE DEEMED DISAPPROVED BY PENNEY.

* Filed under an application for confidential treatment.

         3. Paragraph 20. b. of the Agreement shall be deleted in its entirety and the following paragraphs substituted in its place:

         b. Either party may terminate this Agreement with respect to individual Licensed Department(s) without cause upon sixty (60) days prior written notice to the other party. If Penney, in accordance with this subparagraph, terminates this Agreement with respect to any individual Licensed Departments without cause, Penney shall give written notice to Operator sixty (60) days prior to such termination. Operator, within fifteen (15) days of receiving such notice of termination, may request in writing the reason for such termination. Penney may elect to inform Operator of the reason; however, nothing herein shall obligate Penney to do so. Notwithstanding the foregoing, Penney may not close more than forty (40) Licensed Department(s) in any one calendar year pursuant to this subparagraph. Penney agrees to pay Operator for the costs of the fixtures and equipment for each Licensed Department terminated pursuant to this subparagraph, using the lesser amount of either the actual costs of such fixtures and equipment or a cost basis of twenty thousand dollars ($20,000) less accumulated depreciation which shall be calculated on a straight line ten (10) year basis.

         c. In addition to the terms and provisions set forth in subparagraph
         20. b., Penney may terminate this Agreement as to all or any Licensed Department(s) forthwith by written notice to Operator if (i) Operator shall at any time violate, or be in default of any of the terms or provisions herein in regards to one or more of the Licensed Department(s) and such violation or default shall not have been remedied within thirty (30) days after the date on which Operator shall have first received written notice thereof from Penney, or (ii) Penney shall in its reasonable judgment determine that any conditions resulting in an interruption in the use by Operator of the Selling Space, howsoever caused, will continue in effect for more than thirty
         (30) days, or (iii) Operator shall permit any material judgment against it to remain unpaid, or any attachment or similar lien on its property to remain undischarged, for a period of more than five days or (iv) any bankruptcy, reorganization, arrangement or other insolvency proceeding shall be commenced (whether with or without Operator's consent) with respect to Operator and remain undischarged for 120 days if not commenced by Operator, or (v) a receiver, trustee or liquidator shall be appointed with respect to Operator or its properties. With respect to items (iv) and (v) above, it is the intent of the parties that this is a contract under which applicable law excuses Penney from accepting performance from anyone other than Operator within the meaning of the United States Bankruptcy Code, 11 U.S.C. Sections 365(c) and 365(e).
         At Penney's option, this Agreement will terminate automatically thirty
         (30) days after a transfer or sale of a majority of the stock or assets of Operator unless (i) such sale of stock is by the Operator for cash in connection with a public stock offering registered with the consent of Penney for such sale of stock or assets, which consent may be withheld or granted in Penney's sole discretion.

         4. Paragraph 20. c. shall be reformatted as Paragraph 20. d.

         5. Paragraph 20. d. shall be reformatted as Paragraph 20. e.

         6. Paragraph 20 e. shall be reformatted as Paragraph 20 . f.

         7. Paragraph 4 of Schedule A. To Agreement Between J. C. Penney Company, Inc. and U. S. Vision, Inc. ("Schedule A") shall be deleted in its entirety.

         8. Paragraph 5 of Schedule A shall be deleted in its entirety and the following should be substituted in its place:

            5.   License fees:
                                              *

         IN WITNESS WHEREOF, the parties have caused the Amendments to this Agreement to be executed as of the 18th day of December, 1996.

"PENNEY"                                 "OPERATOR"
J. C. PENNEY COMPANY, INC.               U.S. VISION, INC.


By:  /s/ James A. Fike                   By: /s/ William A. Schwartz
     -------------------------               ----------------------------
     James A. Fike                            William A. Schwartz
     Vice-President                           Chairman of the Board and
     Director Of Operations,                  Chief Executive Officer
      Services & Systems
     J. C. Penney Stores

                                        3



*Filed under an application for confidential treatment.